Exhibit 5.1

OPINION OF DANIEL HORWOOD, GENERAL COUNSEL AND SECRETARY

January 26, 2021

Ladies and Gentlemen:

I am General and Secretary of Ra Medical Systems, Inc. a Delaware corporation (the “Company”), and have been asked to render this opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), of the offer and sale of the Securities (as defined below). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”) of (a) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (c) warrants to purchase shares of the Company’s Common Stock or Preferred Stock (the “Warrants”), (d) subscription rights to purchase Common Stock, Preferred Stock or other of its securities (the “Rights”),  (e) the Company’s debt securities (the “Debt Securities”), and (f) units (the “Units”) consisting of Common Stock, Preferred Stock, Warrants, Rights, Debt Securities or any combination of the foregoing (the Common Stock, the Preferred Stock, the Warrants, the Rights, the Debt Securities and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be identified (the “Trustee”). The Debt Securities are to be issued in the form contemplated by the Indenture filed as an exhibit to the Registration Statement. Each Indenture, as applicable, may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”). The Securities are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

In my capacity as General Counsel and Secretary of the Company in connection with the proposed issuance and sale of the Securities, I have examined instruments, documents, certificates and records which I have deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (j) the legal capacity of all natural persons.

Based on such examination, I am of the opinion that:

1.    with respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

2.    with respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon exercise of Warrants to purchase Preferred Stock, upon payment of consideration (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.    with respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 with the Commission, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt

Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, and entitled to the benefits of the applicable Indenture;

4.    with respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

5.    with respect to the Rights, when (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

6.    with respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Securities underlying the Units) and related matters and (b) the Units (including Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

My opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not admit that I am an “expert” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion filed as an exhibit or otherwise.

Very truly yours,

/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary